SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                  April 9, 2002




                          FRANKLIN LAKE RESOURCES INC.
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             (Exact Name of Registrant as Specified in its Charter)


                                    Nevada
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                 (State or Other Jurisdiction of Incorporation)


            0-21812                                52-2352724
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    (Commission File Number)         (IRS Employer Identification Number)


               172 Starlite Street, South San Francisco, CA 94080
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               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code (650) 588-0425
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ITEM 2: ACQUISITION OF DISPOSITION OF ASSETS

Registrant has entered into an Agreement for Purchase and Sale of Assets with Xenolix Technologies Inc., dated April 9, 2002, under which Registrant will acquire the operating equipment used in Xenolix's mining business and its intellectual property. In exchange Registrant will issue to Xenolix 1,201,657 shares of its common stock. Registrant may also issue a six-month warrant to purchase an additional 1,201,657 shares and a 12 month warrant for another 1,201,657 shares, both warrants being dependent upon Registrant being able to sell gold, platinum, and palladium during a six months period, using Xenolix's technology, at a net profit. Each warrant allows Xenolix to purchase shares of Registrant at $1.08 per share, the average closing price for the ten days prior to execution of the Agreement. If both warrants were exercised, Xenolix would acquire a total of 3,604,971 shares.

This agreement differs from a prior, preliminary version dated February 25, 2002, which provided that Registrant would issue Xenolix 3,604,972 shares, without warrants and without conditions.

A copy of the press release dated April 9, 2002, issued by Registrant with respect to the Agreement dated April 9, 2002, is attached to this Report as
Exhibit 99.1. A copy of the press release dated February 25, 2002, issued by Registrant with respect to the agreement dated February 25, 2002, is attached to this Report as Exhibit 99.2. (This preliminary agreement was not previously reported to the Securities and Exchange Commission; this press release was not previously filed with the Commission.)

A copy of the Agreement dated April 9, 2002, is attached to this Report as
Exhibit 99.3.

There is no business or personal relationship between any director or officer of Registrant and any director or officer of Xenolix. No director or officer of Xenolix will become a director or office of Registrant.


ITEM 4: CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT:

For its fiscal year ended October 31. 2001, Registrant (then incorporated under the Canada Business Corporation Act) had its financial statements audited by Ellis Foster, Chartered Accountants, in Vancouver, B.C. For prior fiscal years, Registrant's financial statements were audited by other chartered accountants in Canada.

Since October 31, 2001, Registrant has been continued to the U.S. and now operates as a Nevada corporation. Because of this change of domicile, Registrant has determined that it should have its financial statements audited by a certified public accountant in the U.S.

Registrant's Board of Directors has agreed to use the services of Randy Simpson, CPA, PC, to audit its financial statements for the current fiscal year, ending October 31, 2002, and plans to submit this name to its shareholders for ratification at the Annual Meeting of Shareholders, on April 19, 2002, in Las Vegas, Nevada.

On September 6, 2001, the Company engaged Ellis Foster, Chartered Accountants, as its independent auditor for the fiscal year ended October 31, 2001, after Matthew Hoogendoorn, Chartered Accountant, who was the Company's auditor for fiscal year 2000, resigned on September 5, 2001. DeLoitte & Touche conducted the fiscal year 1999 audit and also resigned before the end of the fiscal year 2000.

Neither the resignation of DeLoitte & Touche nor the resignation of Matthew Hoogendoorn was based on any disagreement with the Company on any matter of accounting principle or practice, financial statement disclosure, or audit scope or procedure, nor was the Company's decision to terminate the services of Ellis Foster and to engage Randy Simpson based on any such disagreement.

ITEM 5: OTHER EVENTS AND REGULATION FD DISCLOSURE:

See Item 2, including references to Exhibit 99.1, Exhibit 99.2, and Exhibit 99.3


ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS:

No financial statements are included in this Report.

Exhibit:

  99.1        Press Release dated April 9, 2002.
  99.2        Press Release dated February 25, 2002.
  99.3        Agreement for Purchase and Sale of Assets.



SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by undersigned hereunto duly authorized.

April 12, 2002                     Franklin Lake Resources Inc.



                                   By:/s/ Father Gregory Ofiesh
                                   -------------------------------------
                                   Father Gregory Ofiesh, President.





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